Exhibit 99.1

Media Contact:
Michael K. Wolf
Executive Vice President
(312) 274-2070
mwolf@standardparking.com

FOR IMMEDIATE RELEASE

Standard Parking Corporation to Release
First Quarter 2013 Results on May 8, 2013

Chicago, Ill – April 25, 2013 – Standard Parking Corporation (NASDAQ: STAN) today announced that it expects to release first quarter 2013 earnings on Wednesday, May 8, 2013 after the close of market.  On Thursday, May 9, 2013, the Company will host a conference call at 10:00 AM (Central Time) that can be accessed via webcast at www.standardparking.com.

To listen to the live call, individuals are directed to the investor relations section of the company’s website, www.standardparking.com, at least fifteen minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, replays will be available shortly after the call on the website and accessible for 30 days.

About Standard Parking Corporation:
Standard Parking is a leading national provider of parking facility management, ground transportation and other ancillary services. Including Central Parking Corporation, its wholly-owned subsidiary, the Company has approximately 23,000 employees and manages approximately 4,400 facilities with more than 2.1 million parking spaces in hundreds of cities across North America. The operations include parking-related and shuttle bus operations serving 75 airports. USA Parking System, a wholly-owned subsidiary of Central Parking, is one of the premier valet operators in the nation with more four and five diamond luxury properties, including hotels and resorts, than any other valet competitor.

Standard Parking:  www.standardparking.com
Central Parking:  www.centralparking.com

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